Exhibit 99.1

YADKIN FINANCIAL CORPORATION COMPLETES MERGER WITH

VANTAGESOUTH BANCSHARES, INC.

Company Release – 7/07/2014, 8:00

RALEIGH, N.C., July 7, 2014—(BUSINESS WIRE)— Yadkin Financial Corporation (NYSE: YDKN) (the “Company”) announced today the completion of its merger with VantageSouth Bancshares, Inc. (NYSE MKT: VSB) (“VantageSouth”).

Under the terms of the merger agreement, VantageSouth shareholders will receive 0.3125 shares of the Company’s voting common stock in exchange for each VantageSouth share they owned, or an aggregate of approximately 17,271,185 shares of the Company’s voting common stock.

As part of the merger agreement, VantageSouth’s bank subsidiary, VantageSouth Bank, has merged with Yadkin Bank, a North Carolina banking corporation and the wholly-owned banking subsidiary of the Company.

“This is an exciting moment in Yadkin’s history. Our combined franchise is well-positioned to continue providing convenience for our customers while retaining local leadership and a community bank philosophy. We believe with this merger that Yadkin’s future is positioned for continued stability and growth,” said Joe Towell, Executive Chairman of the Company.

The combined company will be the fourth largest bank headquartered in North Carolina and will rank seventh by deposit market share in North Carolina.

“We are very pleased to announce the completion of this transaction, forming the premier community bank headquartered in North Carolina. We have received very strong shareholder and customer support during this process,” said Scott Custer, Chief Executive Officer and President of the Company. “We are excited about the partnership we are creating by bringing together our talented team members who will continue to be focused on the needs of their local communities.”

Upon completion of the merger, the combined company will operate 74 full-service banking locations in its North Carolina and South Carolina banking network. The combined company now has a meaningful presence across North Carolina, including Charlotte, Raleigh-Durham, Greenville, and Wilmington.

The Company’s board of directors is now comprised of fourteen members, including Adam Abram (Lead Independent Director), David Brody, Alan Colner, Scott Custer (Chief Executive Officer and President), Harry Davis, Tommy Hall, Jim Harrell, Larry Helms, Dan Hill, Thierry Ho, Steven Lerner, Harry Spell, Joe Towell (Executive Chairman), and Nicolas Zerbib.

In connection with the closing of the merger, Yadkin has transferred the listing of its voting common stock from the NASDAQ Global Select Market to the New York Stock Exchange (“NYSE”). The shares of voting common stock will commence trading on the NYSE under the same symbol “YDKN” with the CUSIP number 984305102 on July 7, 2014. “We welcome Yadkin Bank to the NYSE family and look forward to a strong partnership with the Company,” said Scott Cutler, Executive Vice President, Global Listings, at NYSE. “We congratulate the Company and its shareholders on this combination and we are honored to serve as the primary listing market for the shares of YDKN.”

About the Company

Yadkin Financial Corporation is the holding company for Yadkin Bank, a full-service community bank with 74 branches across North Carolina and upstate South Carolina. Yadkin Financial Corporation common stock is traded on the NYSE under the symbol “YDKN.” Investors can access additional corporate information, investor relations information, product descriptions and online services through Yadkin Bank’s website at www.yadkinbank.com.

Cautionary Statement Regarding Forward Looking Statements

The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Yadkin Financial Corporation’s and VantageSouth Bancshares, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements are necessarily based upon estimates that, while considered reasonable by Yadkin Financial Corporation and our management team, are inherently uncertain. The forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements.

Yadkin Financial Corporation

Investor Relations Contact:

Terry S. Earley

Chief Financial Officer

(919) 659-9015

or

Media Contact:

Carrie Stewart

Director of Public Relations

Clean Design

(609) 792-9060

Source: Yadkin Financial Corporation